UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

(203) 461-7400

(Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01. Entry into a Material Definitive Agreement.

The Company previously announced its intention to move its corporate headquarters to Richmond, Virginia. On April 24, 2006, the Compensation and Organizational Development Committee of the Board of Directors approved a Group Move Executive Homeowner Relocation Policy (“Executive Relocation Program”) to provide relocation assistance to corporate officers and other executives of the company who are ineligible for interest free home equity advances under the company’s broad based Relocation Policy (“MWV Relocation Program”) covering full-time salaried employees. In general, the Executive Relocation Program provides benefits that are available under the MWV Relocation Program covering full-time salaried employees, with the following enhancements: (i) additional time to respond to home purchase offers if there is no buyer, (ii) additional time to take advantage of a sales incentive for the sale of a residence, (iii) an additional 60 days of reimbursement for duplicate housing expenses, (iv) reimbursement for “interest only” incurred on third party loans in lieu of an equity advance to acquire a residence, and (v) personalized relocation services. A copy of the Group Move Executive Homeowner Relocation Policy is attached hereto as Exhibit 99.

Section 9- Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99	Group Move Executive Homeowner Relocation Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

Date: April 27, 2006	By:	/s/ John J. Carrara
John J. Carrara
Assistant Secretary

MEADWESTVACO CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit 99	Group Move Executive Homeowner Relocation Policy